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                                                                      Exhibit 11

                      ENVIRONMENTAL ELEMENTS CORPORATION
              STATEMENT REGARDING COMPUTATION OF INCOME PER SHARE
              FOR THE YEARS ENDED MARCH 31, 2000, 1999, AND 1998

BASIC:                                                    2000           1999           1998
                                                          ----           ----           ----
Weighted average number of common shares........        7,098,728     7,053,446       6,989,739
                                                        =========     =========       =========

DILUTED:

Weighted average number of common shares........        7,098,728     7,053,446       6,989,739
Dilutive effect of common stock equivalents:
   Stock options................................              ---       138,097         108,583
                                                        ---------     ---------       ---------

Weighted average number of common equivalent
 shares outstanding.............................        7,098,728     7,191,543       7,098,322
                                                        =========     =========       =========